                                                            EXHIBIT 10(i)

 FORM OF RETENTION BENEFITS PLAN AS DESCRIBED IN THE ESTIMATED TERMINATION BENEFITS SUMMARY LETTERS FOR STANHOME INC. CORPORATE HEADQUARTERS EXEMPT
                                 EMPLOYEES



Retention Benefits

Since you have been designated as an Associate who the Company will need to help effect the sale of, or other alternative transaction relating to, the Direct Selling business and the transition of pertinent corporate responsibilities to Enesco, we will be extending to you certain supplemental benefits which would provide you with an additional __ weeks of payments totaling $_______. These Retention Benefit payments will not be doubled in connection with termination following any Change in Control as defined under the Company's Severance Policy. Additionally, you will be eligible for extended medical coverage. The purpose of these extended benefits is to compensate you for your commitment to provide continued service to Stanhome at this critical time for Stanhome and without the knowledge of exactly how long your services will be needed going forward.